Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of SolarWinds Corporation of our report dated February 25, 2022 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in the SolarWinds Corporation’s Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ PricewaterhouseCoopers LLP
Austin, Texas
February 25, 2022